SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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KEYNOTE SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Keynote Systems, Inc.	777 Mariners Island Blvd	San Mateo, CA 94404
	Phone (650) 403-2400	fax (650) 403-5500

PRESS RELEASE

Editorial Contacts:

Dan Berkowitz	Lawrence E. Dennedy
Keynote Systems, Inc.	MacKenzie Partners, Inc.
(650) 403-3305	(212) 929-5500
dberkowitz@keynote.com

Keynote Stockholder Files Preliminary Proxy Statement

SAN MATEO, California—March 5, 2003—Keynote Systems, Inc. (Nasdaq: KEYN), today commented on a preliminary proxy statement that was filed by a group of stockholders who are proposing a competing slate of directors for election at the Company’s 2003 Annual Meeting of Stockholders to be held on March 25, 2003. The preliminary proxy statement indicates that the stockholder group is led by Barington Companies Equity Partners, L.P.

Since late January, Keynote management has met with these dissident stockholders on several occasions to discuss Keynote’s business, and throughout this time, the group had indicated to Keynote that it did not desire to engage in a proxy contest. Keynote believes that the decision by these dissident stockholders to launch a proxy contest at this late date is unfortunate and unnecessary. Keynote looks forward to publicly sharing with all of its stockholders its plans for maximizing long term value for its business and to demonstrating the skills and experience of Keynote’s team in building a successful enterprise performance management solutions company.

Keynote’s Board and management are convinced that the Company has a bright future, which it can achieve while also simultaneously distributing significant cash to Keynote stockholders through stock repurchases, issuer tender offers or dividends. The Company welcomes at any time the views of and suggestions from all of its stockholders as to the optimum means of distributing cash or how best to complete its previously announced stock repurchase program. The Company is executing on its strategic plan to achieve profitability in the short-term as well as create a long-term value opportunity for all of its stockholders. Keynote’s management has achieved approximately $2 million per quarter in expense reductions in its most recently-completed quarter as compared to the same period a year ago. This represents a

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reduction of approximately 13% in total operating expenses during a period when revenues increased by 2%. Assuming no additional increases in revenue, Keynote foresees that it will achieve profitability (excluding amortization of intangibles) by the fourth quarter of its current fiscal year ending September 30, 2003. Additionally, Keynote has generated positive cash flow from operations over the last four quarters and plans to operate the business with a view to continue that trend. Despite the challenge of changing economic conditions, the Company sees significant market opportunities for its services.

Keynote filed its definitive proxy materials with the SEC on February 27, 2003, the record date for the Annual Meeting. Stockholders are being asked to re-elect directors, ratify the Board’s selection of KPMG LLP as Keynote’s accountants for fiscal 2003 and approve amendments to its Equity Incentive Plan and Employee Stock Purchase Plan, including eliminating the so-called “evergreen” features.

About Keynote

Keynote Systems, Inc. (Nasdaq “KEYN”), The Internet Performance Authority®, is the global leader in Internet performance management and testing services that improve the quality of e-business. Keynote’s services enable corporate enterprises to benchmark, diagnose, test and manage their e-business systems both inside and outside the firewall. Approximately 2,300 corporate IT departments and 16,000 individual subscribers rely on the Company’s easy-to-use and cost-effective services to optimize revenue and reduce downtime costs without requiring additional complex and costly software implementations.

Keynote Systems, Inc. was founded in 1995 and is headquartered in San Mateo, California. The company can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, statements regarding Keynote’s ability to achieve profitability, the anticipated timing of the achievement of this profitability, Keynote’s expected operating expenses, cash flows and other financial results, and Keynote’s growth potential. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote’s ability to develop and introduce new services in a timely manner, and customer acceptance of new services, the extent to which demand for Keynote’s benchmarking services fluctuates and the extent to which other service lines can continue to increase as a percentage of total revenue, the extent to which existing customers continue to renew their subscriptions and purchasing additional services, pricing pressure, competition, integration of acquired companies and Keynote’s ability to keep pace with changes in the Internet infrastructure as well as other technological changes. Readers should also refer to the risk factors outlined in Keynote’s reports filed with the

PRESS RELEASE                 Keynote Stockholder Files Preliminary Proxy Statement                                                                  Page 3

Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2002, and its quarterly reports on Form 10-Q and current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Additional Information

Each of Keynote’s directors is deemed a participant in the Company’s solicitation of proxies in connection with the 2003 Annual Meeting. Information regarding the interests of each of these person in the Company’s solicitation is contained under the headings “Director Compensation” beginning on page 5 of Keynote’s definitive proxy statement, “Security Ownership of Certain Beneficial Owners and Management” beginning on page 16, “Executive Compensation” beginning on page 18 and “Certain Relationships and Related Transactions” beginning on page 24. Keynote will provide additional participant information to its stockholders in a supplemental letter to be filed as definitive additional soliciting materials with the Securities and Exchange Commission in the near future.

On February 27, 2003, the record date for the Annual Meeting, Keynote filed its definitive proxy materials with the Securities and Exchange Commission. Stockholders are urged to read Keynote’s definitive proxy materials and any definitive additional soliciting materials that will be filed by Keynote with the Securities and Exchange Commission because they contain important information. Stockholders may obtain for free a copy of these proxy materials and any definitive additional soliciting materials that will be filed by Keynote at the website of the Securities and Exchange Commission at www.sec.gov. Once available, these documents may also be obtained for free in the Investors section of Keynote’s website at www.keynote.com or by calling MacKenzie Partners, Inc.

© 2003 Keynote Systems, Inc. Keynote is a registered trademark of Keynote Systems, Inc.

Solutions

Financial Update

- Fiscal Q1 2003 Financial Results
- Fiscal Q1 2003 Financial Highlights
- Path to Profitability
- Cash flow from Operations
- Capital structure
- Acquisition Strategy
- Strategy for Growth

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Copyright © 2003 Keynote Systems., Inc.

Solutions

Capital Structure

<u>Stock Repurchase Program Through March 2003</u>

- Dollar utilized for Repurchase: $48.5M
- Shares Repurchased: 6.1M
  - Open Market Purchase: 1.8M
  - Tender offer: 4.3M
- Outstanding Shares: 22.8M

Management is committed to continue to return excess capital to shareholders. We solicit your opinion on this matter.

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Solutions

Acquisition Strategy

Objective: Acquire companies with innovative technology and/or services

Criteria: Deals must be accretive within 3 – 12 months

Completed Deals:

Velogic (June 2000) – Load Testing

Red Alert (August 2000) – Website Monitoring

Envive (July 2001) – Load Testing

OnDevice (October 2001) – Wireless Benchmarking

Net Mechanic (May 2002) – Content Testing

Enviz (October 2002) – Web Effectiveness Testing

Total cash used for acquisitions: Approximately $20 million

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Solutions

Key Drivers for Growth

- Stabilize and grow our core benchmarking business through new products and increased operational value.
- Develop and / or acquire products that make us more mission-critical to the enterprise.
- Focus the field sales organization to win larger projects among our enterprise customers.
- Leverage partnerships with key outsourcing vendors, consultants and enterprise management software companies

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Solutions

Keynote Products & Solutions

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Solutions

E-Business Performance Testing Challenge

- How to . . . .
  - Realistically simulate a variety of unconstrained user behaviors
  - Accurately measure performance over the Internet
  - Comprehensively test web services and content delivered from multiple locations

An outsourced service approach is required to ensure accuracy and avoid costly mistakes!

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Solutions

E-Business Performance Management and Diagnostics Challenge

- Diagnostics for post-deployment are very different from diagnostics during development
  - Just as many problems occur outside the firewall as inside
  - Many problems are not under the control of a single data center
- No single software solution can diagnose and manage problems across the entire e-business infrastructure

Combined service and software approach is more useful than a software only approach

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Solutions

Keynote: The World's Only "Total Performance Lab" for e-Business

- One-stop performance lab for the Internet and e-business
- Variety of test and measurement systems of increasing complexity and scope
- Focus on cost-effective, hassle-free services that leverage existing enterprise software investments

PET Scan
MRI Scan
Cat Scan
EKG
X-Ray
Blood Test
Complexity/Cost
Precision

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Solutions

Keynote Benchmarking Solutions

- Measure, compare and assure total performance
- Enforce Service Level Agreements
- Detect and diagnose performance problems from “end-user view”
- Accurate, timely, credible data
  - Largest worldwide infrastructure
  - Most representative and accurate measurement technologies
  - Recognized authority on Internet performance

Benchmarking

Web Site Perspective™
Transaction Perspective™
Streaming Perspective™
Consumer Perspective™
Wireless Perspective™
Red Alert™
Vertical Performance Indices

Data Storage & Visualization
Worldwide Infrastructure of Synthetic Traffic and Diagnostic Measurement Agents
T-1
T-3
DSL
Cable

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Keynote Testing Solutions

- Highly accurate "wind tunnel" testing from the outside-in
  - Identify performance bottlenecks and capacity constraints
  - Self-service or full-service through highly experienced consultants
- Web Site content and integrity testing pre and post deployment
  - Understand effect of design on performance
  - Enforce standards compliance across the organization
- Web site effectiveness testing
  - Non-intrusively track the behavior of real end-users as they use your site
  - Expert analysis through Keynote consultants and powerful reporting tools

Testing
LoadPro™
Test Perspective™
NetMechanic
WebIntegrity NEW!
WebEffective NEW!

Data Storage
& Visualization
Worldwide Infrastructure
of Load Testing Centers

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Solutions

Keynote Services at Work: Improving the Quality of e-Business Worldwide

- European Government Agency
- Financial Services
- Retail Stores
- Wireless Services
- Backbone Provider
- Manufacturing Supply Chain
- IT Services Provider
- Systems and Software Company

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Solutions

European Government Agency Success Story

- **Need**
  - Certify that their high-profile database-intensive Web site would be able to handle 1 million visitors per hour upon launch
  - Ability to simulate the dynamic, complex transactions of their visitors
- **Keynote Solution**
  - LoadPro, Keynote's award-winning outsourced load testing service using realistic user arrival modeling and flexible data and path variation capabilities
- **Result**
  - LoadPro tests showed application could only handle 400,000 visitors per hour before poor performance resulted in 25% user abandonment
  - Numerous bottlenecks were identified with both the software and hardware infrastructure
  - Agency decided on a limited launch of site due to the infrastructure costs needed to support 1 million visitors per hour

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Solutions

Financial Services Case Study
Single Operational View of Performance

- **Need**
  - Streamline management of critical e-business applications across multiple business lines and data centers
- **Keynote and CA Unicenter TNG® Solution**
  - Monitor e-business applications at high frequencies from inside and outside the data centers in order to immediately identify problems
  - Integrate Keynote measurements with CA Unicenter's system metrics to triage and diagnose problems
- **Results**
  - Resolved problems faster and improved customer service
  - Provided a single operational view of responsiveness and availability

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Solutions

Retailer Case Study
In-Store Kiosk Performance & Availability

- **Need**
  - Store managers are complaining that in-store Web kiosks are not performing well
  - Determine if complaints have merit and how to improve service if justified
- **Keynote Solution**
  - Placed Keynote Custom Agents in two store locations in different regions with different connectivity
  - Placed Keynote Custom Agent in data center serving kiosk pages
  - All agents measure same pages to determine if issues exist and why
- **Result**
  - Customer was able to identify how retail store frame relay connectivity impacts user experience at kiosks (bandwidth)
  - Customer was able to identify how retail store's geographic proximity to central data center impacts kiosk behavior (latency)
  - Customer is expanding Keynote service to include view from upstream ISP

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Solutions

Wireless Carrier Case Study
Competitive Performance Analysis

- **Need**
  - Understand performance and availability vs. major competitors
- **Keynote Solution**
  - Measured wireless application performance using Kyocera, Nokia, Ericsson and Mitsubishi devices from outside the data center
  - Compared SMS and WAP performance vs. largest competitor in top two markets (Chicago, Dallas)
- **Result**
  - Data was used internally to improve performance and availability of wireless services
  - Promoted coverage and wireless services as competitive differentiator especially in corporate accounts

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Solutions

Backbone Provider Case Study Service Level Enforcement

- **Need**
  - 3rd party monitoring of major service provider's "off-net" SLA commitments
- **Keynote Solution**
  - Custom portal provides real-time Internet Health Report™ that is directly tied to NOC
  - Selected Keynote because of most representative coverage and credibility as The Internet Performance Authority®
- **Results**
  - Proactively addresses performance and availability problems before customers complain
  - Decisive factor in winning new business due to increased SLA compliance
  - Mean Time To Resolve (MTTR) dropped from 3-1/4 hours to under 2 hours

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Solutions

Manufacturer Case Study
Diagnose Poor Online Performance

- **Need**
  - Equipment owners complaining that it takes too long to order spare parts online – need to determine if due to provider or customer infrastructure
- **Keynote Solution**
  - Placed Keynote Custom Agents in two customer locations at mining operations, plus dial-up custom agent for dial-up experience
  - Placed Keynote Custom Agent in data center serving parts order application
  - Same transaction is measured from Custom Agents and Global 35 group
- **Result**
  - Customer was able to quantify the end-user experience from field locations and verify that performance was very slow from some remote locations
  - Customer now understands how application performance with high latency (i.e. satellite) and low bandwidth (i.e. dial-up) connections compare to global high speed Internet connections and intra-data center view

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IT Services Provider Case Study
Verify 3rd Party Standards Compliance

- **Need**
  - Healthcare and financial clients required IT provider to verify compliance to Web site integrity standards in order to win business
- **Keynote Solution**
  - Placed Keynote Enterprise HTML Toolbox in provider's data center
  - Assessed the integrity of clients' Web sites before, during and after project to demonstrate value of provider's solution
  - Web development team and release managers used tool to test sensitive company data in secure environment throughout workflow process
- **Result**
  - Customer used tool to verify compliance to client standards and win business
  - Customer was able to prove how their services significantly improved overall quality of clients' web sites through before and after assessments
  - Customer saved time and money by streamlining testing process for multiple development teams

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Solutions

Pharmaceutical Company Success Story

- **Need**
  - Understand the business impact of a specific disease and drug site
  - Multi-million dollar campaign to drive people to the site
  - Learn how many plan to request drug from their physician
- **Keynote Solution**
  - WebEffective, Keynote's user experience testing service enables businesses to test and improve the user experience delivered by their Web sites.
- **Results**
  - 7% of visitors (physicians) were using PDAs (Personal Digital Assistants) to access the drug site
    - Need to re-design drug pages (e.g. side effects) for PDAs
  - Majority of visitors only look at either the disease info or the drug info
    - Need to tie the disease and drug content together
  - Most visitors "experience" the page as though they are connected via a 28.8 modem
    - Need to lighten up the size of many of the pages

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Solutions

The Keynote Vision: Improving the Quality of E-Business Worldwide

- Measure and assure the capacity of your web site to effectively respond to traffic — **Ready**
- Measure and optimize the quality of your web site vis a vis performance and content integrity — **Reliable**
- Measure and understand user experience in order to optimize web site effectiveness — **Responsive**

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Copyright © 2003 Keynote Systems., Inc.

Solutions

But our Hearing is Even Better than Our Vision!

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KEYNOTE®

The Internet Performance Authority

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